Exhibit 99.1

FOR INFORMATION CONTACT:

For Investors: Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Media: Mark Plungy (650) 424-5630

mark.plungy@varian.com

For Immediate Release:

Varian Medical Systems Announces Plan to Spin Off Imaging Components Business

•	Imaging Components business will become a new independent publicly traded company, which will be spun off by means of a tax-free distribution to Varian stockholders
•	Spin-off enables Varian to focus on expanding its position as a global medical company with leading technology for cancer treatments
•	Empowers new company to grow beyond medical industry as a global leader in components, software and services for expanded imaging applications and markets
•	Spin-off anticipated to be completed by end of calendar year 2016

PALO ALTO, Calif., May 23, 2016 – Varian Medical Systems (NYSE:VAR) today announced that it plans to spin off its Imaging Components business as a new, stand-alone public company via a tax-free distribution to Varian stockholders in a transaction anticipated to be completed by the end of calendar year 2016.

“The spin-off will create two strong, independent companies,” said Dow Wilson, CEO of Varian Medical Systems. “It will enable Varian to focus on expanding its position as a global cancer company with leading technology and services. It will empower the new company to grow as a global leader in components, software and services for expanded imaging applications and markets.”

“By executing this transaction, we will give two fundamentally different businesses independence to optimize their strategies and operations to enhance their growth,” Wilson added. “The objectives and growth strategies of our imaging components and oncology businesses are now taking them in different directions. We believe making these businesses independent will give each of them more freedom to invest in and pursue new growth strategies in their unique core markets. This should sharpen the focus of each business and align their employee incentives and performance more closely with serving the specific needs of their respective markets. Investors should get greater transparency and understanding of each of these businesses.”

New Imaging Components Company

Varian Imaging Components is a high-volume manufacturer of X-ray tubes, flat panel detectors, connectors and accessories for imaging as well as a supplier of workstations and software for computer-aided diagnostics and image processing. When completed, the spin-off would establish the new company as a leading global supplier of components, software and engineering services for imaging equipment manufacturers and system integrators in the medical diagnostics, dentistry, veterinary care, security and industrial inspection industries. “This business will be able to capitalize on trends in digital imaging and build a larger presence in security and industrial applications,” Wilson said. “The new company will be able to leverage its world-renowned X-ray engineering team to work with equipment manufacturers and system integrators to develop new, next-generation imaging systems.”

-- more --

Varian Medical Systems Announces Plan to Spin Off Imaging Components Business	Page 2

The new imaging components company is expected to have annual revenues of about $575 million and has approximately 1,300 employees around the world. It is expected that the new company’s management team will include Sunny Sanyal, president of Varian Imaging Components, as the new Chief Executive Officer, and Clarence Verhoef, Varian Controller, as Chief Financial Officer. Additional details regarding the name, structure, leadership and financial operations of the new company will be disclosed at a later time.

Varian Medical Systems

Upon completion of the transaction, Varian will concentrate on providing systems for treating and managing cancer, with distinct businesses in radiation oncology and proton therapy. These businesses will provide hospitals, clinics and healthcare systems around the world with equipment, software and services for radiotherapy, radiosurgery, brachytherapy and proton therapy. “We have been a cancer-fighting company for a long time and this opens the door to expanding our portfolio with additional technologies and tools for making treatment of cancer more effective, affordable and accessible for patients around the world,” said Wilson. Varian will continue to operate as one of the world’s largest medical device companies focused on cancer treatment, with approximately $2.5 billion in annual revenues and more than 6,000 employees around the globe.

Previous Spin-Off Success

Varian Medical Systems emerged from a successful spin-off in 1999 when the company spun off Varian Semiconductor Equipment Associates, Inc. and Varian, Inc., each of which was subsequently acquired. Since then, Varian Medical Systems’ annual revenues have grown from less than $600 million to more than $3 billion today with significant improvements in profitability. “The previous spin-offs created tremendous value, and we believe our next spin-off has the potential to do the same,” said Wilson. “Both Varian and the new company are committed to continuing to provide their customers with great products and services while delivering strong commercial results through operational excellence both during and after the transition.”

Transaction Details

The transaction is intended to take the form of a tax-free distribution to Varian stockholders of publicly traded shares of the new company’s common stock. The planned spin-off will be subject to numerous conditions, including final approval by the Varian Board of Directors, effectiveness of a Registration Statement on Form 10 to be filed with the Securities and Exchange Commission, and receipt of an opinion of counsel regarding the federal income tax treatment of the spin-off.

Varian expects to incur an estimated $35 million in charges for transaction advisory services, assuming the spin-off is completed by the end of the calendar year. The company does not expect the spin-off to impact the company’s non-GAAP financial guidance for fiscal year 2016. There can be no assurance regarding the ultimate timing of the proposed transaction or that the transaction will be completed. JP Morgan and Wachtell, Lipton, Rosen & Katz are acting as advisors to Varian in connection with the transaction.

--more--

Varian Medical Systems Announces Plan to Spin Off Imaging Components Business	Page 3

Investor Conference Call

Varian Medical Systems will conduct a call with investors beginning at 2 p.m. Pacific Daylight Time today. To access the call via telephone in the U.S., dial 1-877-869-3847. From outside the U.S., dial 1-201-689-8261. To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com/investor. The replay also can be accessed by telephone by dialing 1-877-660-6853 in the U.S or by dialing 1-201-612-7415 from outside the U.S. The conference code for the telephone replay is 13637458. The teleconference will be rebroadcast until 8:00 p.m. EDT, Friday, May 27, 2016. It will be archived on the website for a year.

# # #

Varian Medical Systems, Inc., of Palo Alto, California, focuses energy on saving lives by equipping the world with advanced technology for fighting cancer and for X-ray imaging.  The company is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiation. The company provides comprehensive solutions for radiotherapy, radiosurgery, proton therapy and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is also a premier supplier of X-ray imaging components, including tubes, digital detectors, cables and connectors as well as image processing software and workstations for use in medical and industrial settings, as well as for security and non-destructive testing.  Varian Medical Systems employs approximately 7,500 people who are located at manufacturing sites in North America, Europe, and China and sales and support offices around the world.  For more information, visit http://www.varian.com or follow us on Twitter.

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, or earnings growth or other financial results; and any statements using the terms “anticipate,” “believe,” “expect,” “plan,” “should,” “will,” “prospects,” “estimated” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the ability to complete the planned spin-off on the anticipated timing, or at all; global economic conditions; currency exchange rates and tax rates; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in second-party reimbursement levels; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the impact of reduced or limited demand by purchasers of certain X-ray products; challenges associated with commercializing the company’s particle therapy business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the company’s assessment of the goodwill associated with its particle therapy business; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.